LICENSE TRANSFER AGREEMENT

This License Transfer Agreement (“Agreement”), effective as of the 23rd day of October, 2013, is between Champion Pain Care Corp., a Nevada corporation (“Champion Nevada”) and OICCO Acquisition I, Inc., a Delaware corporation (“OICCO”).

WITNESSETH:

WHEREAS, on February 1, 2013, Champion Care Corp., a Toronto corporation (“Champion Toronto”), the owner of a proprietary pain management system known as the Champion Pain Care Protocol (the “Protocol”) granted an exclusive license to its then wholly owned subsidiary, Champion Nevada, to use the Protocol in the Territory as that term is defined in the February 1, 2013 License Agreement, a copy of which is attached hereto as Exhibit A (the “License Agreement”); and

WHEREAS, the License Agreement specifically provided that, upon the acquisition of Champion Nevada by OICCO, Champion Toronto, as majority shareholder of OICCO, would cause the Board of Directors of Champion Nevada to enter into a new License Agreement with OICCO containing standard representations and warranties as to royalties, remedies, termination terms, provisions for non-competition, non-solicitation, non-disclosure, ownership of developments, discoveries and new Intellectual Property, etc. relating to the Protocol; and

WHEREAS, Champion Nevada agreed, as of October 23, 2013 to transfer the License Agreement to OICCO (the “License Transfer”) while retaining its non-exclusive right to simultaneously use the Protocol in the Territory which License Transfer was never reduced to writing; and

WHEREAS, the parties, with the consent of Champion Toronto are desirous of reducing their intentions to a writing;

NOW, THEREFORE, in consideration of the foregoing premises and the following mutual covenants, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Transfer of License

1.1

Champion Toronto acknowledges that, effective October 23, 2013, with its consent, Champion Nevada agreed to the License Transfer and this License Transfer Agreement memorializes and acknowledges the  License Transfer under the same terms and conditions set forth in the License Agreement.

1.2

By its signature hereto, Champion Toronto hereby consents to the License Transfer and consents to Champion Nevada retaining its right to simultaneously use the Protocol in the Territory on a non-exclusive basis.

ARTICLE 2

Representations and Warranties of Champion Nevada and OICCO

2.1 Champion Nevada hereby represents and warrants to OICCO as follows:

(a)  Organization, Good Standing and Corporate Power and Authority of Champion Nevada.  Champion Nevada is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has the corporate power and authority to enter into this Agreement and to perform the obligations required of it under this Agreement. Champion Nevada has all requisite power and authority, and all licenses, franchises, permits and authorizations, necessary to carry on its business as presently conducted and to own, lease and operate the assets, property and business owned, leased and operated by it.

(b) Effective Agreement of Champion Nevada.

(i) Due Authorization. The execution and delivery by Champion Nevada of this Agreement and the consummation by Champion Nevada of the transaction contemplated hereby have been duly authorized by all necessary corporate action of Champion Nevada, and this Agreement constitutes, and any other agreements or instruments executed and delivered by Champion Nevada prior to or contemporaneously with the execution and delivery of this Agreement, when executed and delivered by Champion Nevada, will constitute, legal, valid and binding obligations of Champion Nevada, enforceable against Champion Nevada in accordance with their respective terms.

(ii) Right to Enter Agreement. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (x) violate any provision of the articles of incorporation or bylaws of Champion Nevada, as amended to date, (y) with or without the giving of notice and/or the passage of time, violate, conflict with, result in the breach or termination of, constitute a default under, or result in the creation of any material lien, charge or encumbrance upon any of the assets or property of Champion Nevada pursuant to, any contract, agreement, lease or commitment to which Champion Nevada is a party or by which Champion Nevada or any of its assets or property may be bound, or (z) violate any judgment, decree, order, statute, rule or governmental regulation applicable to Champion Nevada or any of its assets, property or business.

(iii) Third Party Consents. Except for the consent of Champion Toronto, no consent, approval, qualification, order or authorization of, or filing with, any governmental authority, including any court, or other third party is required in connection with Champion Nevada’s valid execution, delivery or performance of this Agreement or the consummation of any transaction contemplated hereby.

(iv) Undisclosed Liabilities. As of and from and after the execution and delivery of this Agreement, OICCO will not be liable, obligated for or otherwise responsible for (a) any liability or obligation of Champion Nevada, whether accrued, absolute, contingent, contractual or otherwise and whether or not incurred in the ordinary course of Champion Nevada’s business, which existed prior to the execution and delivery of this Agreement, (b) any other expense, liability or obligation of Champion Nevada relating to a claim of a third party based upon an event which occurred prior to the execution and delivery of this Agreement, or (c) any expense, liability or obligation owed by Champion Nevada to its shareholders or any director or officer of Champion Nevada, or any of their affiliated entities or related persons.

(v) Litigation. There are no actions, suits, proceedings, judgments or decrees pending or, to the knowledge of Champion Nevada, threatened involving Champion Nevada or its business. There are no judgments, orders or decrees outstanding against Champion Nevada. Champion Nevada has no knowledge of any pending or threatened proceeding or condition which would, in any manner, impair or curtail the ability of OICCO to obtain the benefit of the License Transfer granted hereunder.

(vi) Ownership Rights of Champion Toronto. The Protocol and any related Marks is owned by Champion Toronto and, pursuant to Champion Nevada’s License Agreement with Champion Toronto and this Agreement may be so used by OICCO without payment to, infringement claim from or other legal interference from, any third party, and there has been no assignment, license or other authorization given to any third party to use the Protocol and Champion Toronto Marks in the Territory. To the best of its knowledge, Champion Nevada has the right to use the Protocol and the Champion Toronto Marks without infringement on the rights of any other person or entity.

2.2.

OICCO hereby represents and warrants to Champion Nevada as follows:

(a)

Organization, Good Standing and Corporate Power and Authority of OICCO. OICCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to enter into this Agreement and to perform the obligations required of it under this Agreement.

(b)

Effective Agreement of OICCO.

(i) Due Authorization. The execution and delivery by OICCO of this Agreement and the consummation by OICCO of the transaction contemplated hereby have been duly authorized by all necessary action of OICCO, and this Agreement constitutes, and any other agreements or instruments executed and delivered by OICCO prior to or contemporaneously with the execution and delivery of this Agreement, when executed and delivered by OICCO, will constitute, legal, valid and binding obligations of OICCO, enforceable against OICCO in accordance with their respective terms.

(ii) Right to Enter Agreement. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (x) violate any provision of the articles of organization or by-laws of OICCO (y) with or without the giving of notice and/or the passage of time, violate, conflict with, result in the breach or termination of, constitute a default under or result in the creation of any material lien, charge or encumbrance upon any of the assets or property of OICCO pursuant to, any contract, agreement, lease or commitment to which OICCO is a party or by which OICCO or any of its assets or property may be bound or (z) violate any judgment, decree, order, statute, rule or governmental regulation applicable to OICCO or any of its assets, property or business.

(iii)  Third Party Consents. Other than the consent of Champion Toronto, no consent, approval, qualification, order or authorization of, or filing with, any governmental authority, including any court, or other third party is required in connection with OICCO’s valid execution, delivery or performance of this Agreement or the consummation of any transaction contemplated hereby or thereby.

(iv) Litigation. There are no actions, suits, proceedings, judgments or decrees pending or, to the knowledge of OICCO, threatened against or affecting OICCO which could prevent or interfere with the consummation of the transaction contemplated hereby.

2.3. Survival of Representations and Warranties. The representations and warranties made by Champion Nevada and OICCO in this Agreement or in any instrument or other document delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement. Any claim by Champion Nevada or OICCO based upon a breach of a representation or warranty shall be in writing and be asserted prior to the expiration of the survival period. Nothing contained in this Section 2.3 with respect to the survival of representations and warranties shall affect in any way the obligations of the parties hereto that are to be performed, in whole or in part, after the execution and delivery of this Agreement.

ARTICLE 3

Acknowledgements

3.1 Champion Nevada and OICCO Acknowledgments. Champion Nevada and OICCO acknowledge that OICCO, subject to the terms of the License Agreement, becomes the exclusive licensee of the Protocol in the Territory, that Champion Nevada retains a non-exclusive license to use the Protocol in the Territory and that Champion Toronto is the owner of the entire right, title and interest in and to the Protocol.  Champion Nevada and OICCO will not at any time do, or cause to be done, any act or thing in any way impairing or tending to impair any part of such right, title and interest.  In connection with the use of the Protocol, Champion Nevada and OICCO shall not in any manner represent that they have any ownership interest in the Protocol. Champion Nevada and OICCO hereby assign and agree to assign in the future any right they may have acquired or will acquire in the Protocol, including any goodwill associated therewith, to Champion Toronto.

3.2 Acknowledgement as to Defined Terms.

Unless otherwise defined herein, all defined or capitalized terms in the License Agreement shall have the meanings defined therein.

IN WITNESS WHEREOF the respective parties hereto have executed this Agreement this 1st day of July, 2014, effective the 23rd day of October 2013, by their duly authorized officers.

Champion Pain Care Corp.

(a Nevada corporation)

By: _______________

       Jack Fishman, President

OICCO Acquisition I, Inc.

(a Delaware corporation)

By: __________________

       Terrance Owen, CEO

Agreed, Acknowledged Accepted

and Approved

Champion Care Corp.

(a Toronto, Canada, corporation)

By: ____________________

       Jack Fishman, President

EXHIBIT A

LICENSE AGREEMENT

CHAMPION CARE CORP. TO

CHAMPION PAIN CARE CORP.

(a Nevada corporation)

LICENSE AGREEMENT

LICENSE AGREEMENT dated as of February 1, 2013, between Champion Care Corp. (“Licensor”), a corporation incorporated under the laws of Ontario, Canada having its principal place of business at 307-208 Evans Avenue, Toronto, Ontario, Canada M8Z 1J7 and Champion Pain Care Corp. (“Licensee”), a Nevada corporation having its principal place of business at 123 West Nye Lane, Suite 129, Carson City, Nevada 89706.

WITNESSETH:

WHEREAS, Licensor is the owner of a proprietary pain management system known as the Champion Pain Care Protocol (the “Protocol”); and

WHEREAS, Licensee is a wholly owned subsidiary of Licensor and after the closing of the transaction contemplated by the Exchange Agreement, as that term is hereinafter defined, will be a majority owned subsidiary of the Licensor; and

WHEREAS, Licensee wishes to license from Licensor all of Licensor’s right, title and interest in and to the Protocol upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Grant of Exclusive License. Upon the terms and subject to the conditions hereinafter set forth, Licensor hereby grants to Licensee, for the term of this Agreement, the exclusive right to use the Protocol in the Territory and for the Permitted Uses, as those terms are hereinafter defined. For the purposes of this Agreement, the “Territory” shall mean the United Sates and the “Permitted Uses” shall mean any use of the Licensor know how and any of its trademarks (the

“Licensor Marks”). Consistent with the aforesaid grant, Licensee shall have the right to (i) enter into licensing, joint venture and acquisition agreements with clinics that provide pain management services under the direction of physicians who are properly licensed to practice medicine and qualified to treat patients using the Protocol in the Territory; (ii) establish pharmacies that will be within or associated with clinics acquired by Licensor as permitted by the regulations enforced by the applicable governments within the Territory;  and (iii) take such steps that are deemed necessary to develop the business of pain management in the Territory.

2. Term. The license granted by this Agreement shall be for 5 years with automatic renewals for new 5 year terms unless this Agreement is otherwise terminated.

3. No Assumption or Payment of Liabilities.  Licensee shall not assume, or have any liability or responsibility for any trade or other account payable of Licensor or any other liability or obligation of Licensor.

4. Payment. Licensor shall receive 10,000 Common Shares, which is all of the issued and outstanding equity of the Licensee, and a royalty of 10% of all Net Sales (sales generated after the deduction of refunds, discounts, rebates and other reductions) in the Territory.

5. Cooperation.  From and after the date hereof, either party hereto will, at the request of the other party hereto, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and other documents, and perform or cause to be performed such acts, as may reasonably be required to evidence or effectuate the transaction contemplated by this Agreement. In addition, each party hereto, upon the reasonable request of the other party hereto, shall make available to the other party hereto, for inspection and/or copying, such books and records as may reasonably be required in connection with the filing of tax returns, compliance with other governmental laws, rules or regulations or any other reasonable purpose.

6.

Representations and Warranties of Licensor and Licensee.

6.1.

Licensor hereby represents and warrants to Licensee as follows:

(a)  Organization, Good Standing and Corporate Power and Authority of Licensor.  Licensor is a corporation duly organized, validly existing and in good standing under the laws of Ontario, Canada and has the corporate power and authority to enter into this Agreement and to perform the obligations required of it under this Agreement. Licensor has all requisite power and authority, and all licenses, franchises, permits and authorizations, necessary to carry on its business as presently conducted and to own, lease and operate the assets, property and business owned, leased and operated by it.

(b) Effective Agreement of Licensor.

(i) Due Authorization. The execution and delivery by Licensor of this Agreement and the consummation by Licensor of the transaction contemplated hereby have been duly authorized by all necessary corporate action of Licensor, and this Agreement constitutes, and any other agreements or instruments executed and delivered by Licensor prior to or contemporaneously with the execution and delivery of this Agreement, when executed and delivered by Licensor, will constitute, legal, valid and binding obligations of Licensor, enforceable against Licensor in accordance with their respective terms.

(ii) Right to Enter Agreement. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (x) violate any provision of the articles of incorporation or bylaws of Licensor, as amended to date, (y) with or without the giving of notice and/or the passage of time, violate, conflict with, result in the breach or termination of, constitute a default under, or result in the creation of any material lien, charge or encumbrance upon any of the assets or property of Licensor pursuant to, any contract, agreement, lease or commitment to which Licensor is a party or by which Licensor or any of its assets or property may be bound, or (z) violate any judgment, decree, order, statute, rule or governmental regulation applicable to Licensor or any of its assets, property or business.

(iii) Third Party Consents. No consent, approval, qualification, order or authorization of, or filing with, any governmental authority, including any court, or other third party is required in connection with Licensor’s valid execution, delivery or performance of this Agreement or the consummation of any transaction contemplated hereby.

(iv)   Undisclosed Liabilities. As of and from and after the execution and delivery of this Agreement, Licensee will not be liable, obligated for or otherwise responsible for (a) any liability or obligation of Licensor, whether accrued, absolute, contingent, contractual or otherwise and whether or not incurred in the ordinary course of Licensor’s business, which existed prior to the execution and delivery of this Agreement, (b) any other expense, liability or obligation of Licensor relating to a claim of a third party based upon an event which occurred prior to the execution and delivery of this Agreement, or (c) any expense, liability or obligation owed by Licensor to its shareholders or any director or officer of Licensor, or any of their affiliated entities or related persons.

(v) Litigation. There are no actions, suits, proceedings, judgments or decrees pending or, to the knowledge of Licensor, threatened involving Licensor or its business. There are no judgments, orders or decrees outstanding against Licensor. Licensor has no knowledge of any pending or threatened proceeding or condition which would, in any manner, impair or curtail the ability of Licensee to obtain the benefit of the license granted hereunder.

(vi) Ownership Rights of Licensor. The Protocol and Licensor Marks are owned by Licensor and may be so used by Licensee without payment to, infringement claim from or other legal interference from, any third party, and there has been no assignment, license or other authorization given to any third party to use the Protocol and Licensor Marks. To the best of its knowledge, Licensor has the right to use the Protocol and Licensor Marks without infringement on the rights of any other person or entity.

6.2.

Licensee hereby represents and warrants to Licensor as follows:

(a)

Organization, Good Standing and Corporate Power and Authority of Licensee. Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the power and authority to enter into this Agreement and to perform the obligations required of it under this Agreement.

(b)

Effective Agreement of Licensee.

(i) Due Authorization. The execution and delivery by Licensee of this Agreement and the consummation by Licensee of the transaction contemplated hereby have been duly authorized by all necessary action of Licensee, and this Agreement constitutes, and any other agreements or instruments executed and delivered by Licensee prior to or contemporaneously with the execution and delivery of this Agreement, when executed and delivered by Licensee, will constitute, legal, valid and binding obligations of Licensee, enforceable against Licensee in accordance with their respective terms.

(ii) Right to Enter Agreement. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (x) violate any provision of the articles of organization or by-laws of Licensee (y) with or without the giving of notice and/or the passage of time, violate, conflict with, result in the breach or termination of, constitute a default under or result in the creation of any material lien, charge or encumbrance upon any of the assets or property of Licensee pursuant to, any contract, agreement, lease or commitment to which Licensee is a party or by which Licensee or any of its assets or property may be bound or (z) violate any judgment, decree, order, statute, rule or governmental regulation applicable to Licensee or any of its assets, property or business.

(iii)  Third Party Consents. No consent, approval, qualification, order or authorization of, or filing with, any governmental authority, including any court, or other third party is required in connection with Licensee’s valid execution, delivery or performance of this Agreement or the consummation of any transaction contemplated hereby or thereby.

(iv) Litigation. There are no actions, suits, proceedings, judgments or decrees pending or, to the knowledge of Licensee, threatened against or affecting Licensee which could prevent or interfere with the consummation of the transaction contemplated hereby.

6.3. Survival of Representations and Warranties. The representations and warranties made by Licensor and Licensee in this Agreement or in any instrument or other document delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement.

Any claim by Licensor or Licensee based upon a breach of a representation or warranty shall be in writing and be asserted prior to the expiration of the survival period. Nothing contained in this Section 6.3 with respect to the survival of representations arid warranties shall affect in any way the obligations of the parties hereto that are to be performed, in whole or in part, after the execution and delivery of this Agreement.

7. Covenants of Licensee.

(a) New License Agreement. Upon the acquisition of Licensee by OICco Acquisition Corp. (“OICco) pursuant to a Share Exchange Agreement dated  May 29, 2013 (the “Exchange Agreement”), Licensor, as majority shareholder of Licensee, agrees to cause the Board of Directors of Licensee to enter into a new license agreement containing standard representations and warranties as to royalties, remedies, termination terms provisions for non-competition, non-solicitation, non-disclosure, ownership of developments, discoveries and new Intellectual Property, etc.

(b) Change of Name of OICco. Upon the closing of the transaction contemplated by the Exchange Agreement, Licensor shall cause the name of OICco to be changed to Champion Pain Care Corp.

(c) Reversion of Rights. In the event the acquisition of Licensee by OICco does not occur, for any reason, all of the licensed rights to the Protocol shall revert back to Licensor and all rights under this Agreement shall be null and void.

8.     Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transaction contemplated hereby and supersedes any and all prior agreements and understandings relating to the subject matter hereof No representation, promise or statement of intention has been made by any party hereto which is not embodied in this Agreement or other documents delivered pursuant hereto or in connection with the transaction contemplated hereby, and no party hereto shall be bound by or liable for any alleged representation, promise or statement of intention not set forth herein or therein.

9.      Amendment: Waiver. Except as otherwise expressly provided herein, this Agreement may be amended, modified, superseded or cancelled, and any of the terms, representations, warranties, covenants or conditions hereto may be waived, only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party hereto waiving compliance.

10. Parties in Interest. All the terms, representations, warranties, covenants and conditions contained in this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario. Any action concerning, relating to or involving this Agreement, or the other agreements or instruments entered into or delivered pursuant to this Agreement, shall be brought in the Ontario Superior Court of Justice or any provincial court in said district, and the parties hereby consent to the jurisdiction and venue of such courts for such purpose.

12.   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

13.    Limitations on Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

CHAMPION CARE CORP.

Per:

/s/ Jack Fishman

_____________________

Jack Fishman, President

CHAMPION PAIN CARE CORP.

Per:

/s/ Terrance Owen

_____________________

Terrance Owen, CEO